Exhibit A-3(ii)

Texas Secretary of State File No. 74-009496

ENTERGY GULF STATES, INC.
 (Formerly Gulf States Utilities Company)

350 Pine Street
Beaumont, Texas 77701

TO

JPMORGAN CHASE BANK, N.A.
 (Formerly JPMorgan Chase Bank)
as Trustee

4 New York Plaza
New York, New York 10004-2413

__________________

Sixty-Eighth Supplemental Indenture

Dated as of November 15, 2004

__________________

Relating to Issues of First Mortgage Bonds,

Floating Rate Series due December 1, 2009

and

5.60% Series due December 1, 2014

and

Supplementing Indenture of Mortgage
dated September 1, 1926

__________________

THIS INSTRUMENT GRANTS A SECURITY
INTEREST BY A UTILITY
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
PROPERTY PROVISIONS

THIS SIXTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of November, 2004, by and between ENTERGY GULF STATES, INC. (formerly Gulf States Utilities Company), a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes called the Company), party of the first part, and JPMORGAN CHASE BANK, N.A. (formerly JPMorgan Chase Bank), a national banking association organized under the laws of the United States and having a principal place of business in the Borough of Manhattan, City and State of New York, as successor trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the Trustee), party of the second part;

WITNESSETH: THAT

WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the Original Indenture), to The Chase National Bank of the City of New York, as trustee, in and by which the Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and

WHEREAS, the Company has heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, the First through the Fourth Supplemental Indentures, all supplementing and modifying said Original Indenture; and

WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of the Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of March 21, 1939, and the Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under the Original Indenture and all indentures supplemental thereto; and

WHEREAS, the Company has heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, the Fifth through the Tenth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to "The Hanover Bank"; and

WHEREAS, the Company has heretofore executed and delivered to The Hanover Bank, as successor trustee, the Eleventh through the Twentieth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, The Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name "Manufacturers Hanover Trust Company," and Manufacturers Hanover Trust Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Company has heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name "Chemical Bank," and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Company has heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, the name of Chemical Bank, successor trustee, as aforesaid, was duly merged with and changed effective July 14, 1996 to The Chase Manhattan Bank; and

WHEREAS, the Company has heretofore executed and delivered to The Chase Manhattan Bank, as successor trustee, the Fifty-eighth through Sixtieth Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, the name of The Chase Manhattan Bank, successor trustee, as aforesaid, was duly changed effective November 10, 2001 to JPMorgan Chase Bank; and

WHEREAS, the Company has heretofore executed and delivered to JPMorgan Chase Bank, as successor trustee, the Sixty-first through Sixty-seventh Supplemental Indentures supplementing and modifying said Original Indenture;

WHEREAS, effective November 13, 2004, JPMorgan Chase Bank, successor trustee, was converted from a New York corporation to a national banking association under the name "JPMorgan Chase Bank, N.A."; and

WHEREAS, the series of bonds established under the Seventh Supplemental Indenture supplementing and modifying said Original Indenture and under each successive supplemental indenture have been designated respectively and are referred to herein as "Bonds of the 1976, 1978, 1979, 1980, 1981, 1982, 1983, 1986, 1987, 1988, 1989, 1989A, 1990, 1992, 1996, 1997, 1998, 1998A, 1999, 1999A, 2000, 2000A, 2001, 2003, 2004, 2005, 2006, 2007, 2009, 2009A, 1987A, 2010, 1991, 1993, 1992A, 2012, 2013, 2013A, 1994, 2014B, C and D, 2015, 2016, 2016A, 1994A, 2002, 2022, 2004A, 2024, 1996A, 1997A, 1998B, 1999B, 2003A, MTN, 2003B, 2004B, 2007A, 2012A, 2008, 2007B, 2033, 2015A, and 2011 Series"; and

WHEREAS, under the Original Indenture, as supplemented and modified, any new series of Bonds may at any time be established by the Board of Directors of the Company and the terms thereof may be specified by a supplemental indenture executed by the Company and the Trustee; and

WHEREAS, the Company proposes to create under the Original Indenture, as supplemented and modified as aforesaid and as further supplemented by this Sixty-eighth Supplemental Indenture (the Original Indenture as so supplemented and modified being hereinafter sometimes called the Indenture), two new series of Bonds to be designated, respectively, First Mortgage Bonds, Floating Rate Series due December 1, 2009 and 5.60% Series due December 1, 2014, such Bonds when originally issued to be dated November 15, 2004 and to mature, respectively, on December 1, 2009 and December 1, 2014 (hereinafter sometimes referred to, respectively, as the "Bonds of the 2009B Series" and the "Bonds of the 2014E Series"), and presently to issue $225,000,000 aggregate principal amount of the Bonds of the 2009B Series and $50,000,000 aggregate principal amount of the Bonds of the 2014E Series; and

WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and Bylaws of the Company necessary to make the Bonds of the 2009B Series and the Bonds of the 2014E Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all the Bonds of the Company issued or to be issued under the Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Sixty-eighth Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS SIXTY-EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained, and to declare the respective terms and conditions upon and subject to which the Bonds of the 2009B Series and the Bonds of the 2014E Series are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained and of the acceptance of the Bonds of the 2009B Series and the Bonds of the 2014E Series by the respective holders thereof, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Sixty-eighth Supplemental Indenture, and by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises hereinafter described, acquired by the Company since the execution and delivery by it of the Sixty-seventh Supplemental Indenture:

CLAUSE I.

All the property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description which is described in the Schedule of Mortgaged Properties set forth in Article Three hereof.

CLAUSE II.

Without in any way limiting anything in Clause I or hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, which are now owned or which may hereafter be owned or acquired by the Company, other than excepted property as hereinafter defined; including (but not limited to) all its properties situated in the Cities of Beaumont, Port Arthur and Orange, and in the Counties of Brazos, Burleson, Chambers, Falls, Galveston, Grimes, Hardin, Harris, Jasper, Jefferson, Leon, Liberty, Limestone, Madison, Milam, Montgomery, Newton, Orange, Polk, Robertson, San Jacinto, Trinity, Tyler, Walker, Waller and Washington, Texas, and vicinity, and the Cities of Baton Rouge, Jennings and Lake Charles and in the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Helena, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermilion, Washington, West Baton Rouge and West Feliciana, Louisiana, and vicinity, and wheresoever situated (other than excepted property as hereinafter defined).

CLAUSE III.

All corporate, Federal, State, county (parish), municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company (other than excepted property as hereinafter defined) and all renewals, extensions, enlargements and modifications of any of them.

CLAUSE IV.

Also all other property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas, now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the date hereof (other than excepted property as hereinafter defined) shall be as fully embraced within and subjected to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

CLAUSE V.

Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, servitudes, rights, privileges, licenses, and franchises and all other appurtenances whatsoever belonging or in anywise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, reservation and reservations, remainder and remainders, and the tolls, rents, revenues, issues, earnings, income, products and profits thereof and every part and parcel thereof and all of the estate, right, title, interest, possession, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of, and to such property and every part and parcel thereof.

CLAUSE VI.

Also any and all property, real, personal or mixed, including excepted property, that may, from time to time hereafter, by delivery or by writing of any kind, for the purposes hereof be in anywise subjected to the lien hereof or be expressly conveyed, mortgaged, hypothecated, assigned, transferred, deposited and/or pledged by the Company, or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as in the Seventh Supplemental Indenture provided, as substituted security hereunder, to the extent permitted by law. Such conveyance, mortgage, hypothecation, assignment, transfer, deposit and/or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company, or the person or corporation conveying, assigning, mortgaging, hypothecating, transferring, depositing and/or pledging the same, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, hypothecated, transferred, deposited and/or pledged, or the proceeds thereof.

CLAUSE VII.

PROPERTIES EXCEPTED.

There is, however, expressly excepted and excluded from the lien and operation of this Indenture all "Excepted Property" as defined and described in Granting Clause VII of the Indenture (omitting from such exception specifically described property thereafter expressly subjected to the lien of the Indenture), together with all property released by the Trustee or otherwise disposed of by the Company free from the lien of the Indenture prior to the execution of this Sixty-eighth Supplemental Indenture.

TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, hypothecated, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever.

SUBJECT, HOWEVER, to the exceptions (except as omitted above in Clause VII hereof), reservations, restrictions, conditions, limitations, covenants and matters recited in Article Twenty of the Indenture, and in each respective Article Three of the Eighth and each consecutive succeeding Supplemental Indenture through the Seventeenth Supplemental Indenture and, likewise, of the Nineteenth through the Thirty-seventh Supplemental Indentures and, likewise, of the Thirty-ninth through the Fifty-seventh Supplemental Indentures and, also, the Fifty-ninth through the Sixty-seventh Supplemental Indentures or contained in any deeds and other instruments whereunder the Company has acquired any of the property now owned by it, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Indenture, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition.

BUT, IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, if any, authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon, if any, over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Indenture, so that, subject to said Section 12.28 of the Indenture, each and all of said Bonds and coupons, if any, shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all the Bonds and coupons, if any, had been issued, sold and negotiated simultaneously.

AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions of the Original Indenture as modified and supplemented by previous supplemental indentures and by this Sixty-eighth Supplemental Indenture.

  PART A.

  Bonds of the 2009B Series and
  Certain Provisions Relating Thereto.

      Certain Defined Terms Applicable to the Bonds of the 2009B Series.

      As used in this Sixty-eighth Supplemental Indenture with respect to the Bonds of the 2009B Series, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

      The term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

      The term "Calculation Agent" shall mean JPMorgan Chase Bank, N.A. or its successor appointed by the Company, acting as calculation agent.

      The term "DTC" shall mean The Depository Trust Company.

      The term "Interest Determination Date" shall mean the second London Business Day immediately preceding the first day of the relevant Interest Period.

      The term "Interest Period" shall mean the period commencing on an interest payment date for the Bonds of the 2009B Series (or commencing on the issue date for the Bonds of the 2009B Series, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding interest payment date for the Bonds of the 2009B Series.

      The term "LIBOR" shall mean, for any Interest Determination Date, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date (the "Three Month Deposits") in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750, at approximately 11:00 a.m. London time on such Interest Determination Date (the "Reported Rate").

      The term "London Business Day" shall mean a Business Day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted, in the London interbank market.

      The term "Record Date" shall mean, with regard to any interest payment date for the Bonds of the 2009B Series, the close of business on the Business Day next preceding such interest payment date; provided, however, if the Bonds of the 2009B Series are no longer registered in the name of DTC or its nominee, the term "Record Date" shall mean the close of business 15 calendar days next preceding such interest payment date.

      The term "Telerate Page 3750" shall mean the display designated on page "3750" on Moneyline Telerate (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

      Terms of Bonds of the 2009B Series.

      There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be known as and entitled "First Mortgage Bonds, Floating Rate Series due December 1, 2009". The principal amount of the Bonds of the 2009B Series shall not be limited except as provided in Section 3.01 of the Indenture, and except as may otherwise be provided in an indenture supplemental to the Indenture.

      The definitive Bonds of the 2009B Series shall be registered Bonds without coupons of the denominations of $1,000 and of such multiples of $1,000 as shall be authorized by written order of the Company, numbered R-1 consecutively upwards. Bonds of the 2009B Series may be issued in the first instance (until definitive Bonds to be issued in exchange therefor are prepared and ready for delivery) as temporary Bonds dated November 15, 2004, in denominations of $1,000 and of such multiples of $1,000 as shall have been authorized, as aforesaid, numbered TR-1 consecutively upwards, in substantially the form of Bond set forth in Section 1.01 C of this Sixty-eighth Supplemental Indenture, with changes therein appropriate to their character.

      The date of the commencement of the Initial Interest Period (as defined below) for all Bonds of the 2009B Series shall be November 15, 2004. Bonds of the 2009B Series shall be dated as provided in Section 3.05 of the Indenture. Notwithstanding the provisions of said Section 3.05, so long as there is no default in the payment of interest on Bonds of the 2009B Series existing at the time of the authentication hereinafter referred to, all Bonds of the 2009B Series authenticated by the Trustee between the Record Date for any interest payment date for Bonds of the 2009B Series and such interest payment date shall be dated the date of and shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of such interest due on such interest payment date, then any such Bond of the 2009B Series shall bear interest from the interest payment date next preceding the date of such Bond of the 2009B Series. The Bonds of the 2009B Series shall mature on December 1, 2009. Interest on the Bonds of the 2009B Series shall be payable quarterly (in arrears) on March 1, June 1, September 1 and December 1 of each year, and at maturity (for the Interest Period from and including September 1, 2009 to but excluding December 1, 2009) or earlier redemption, the first interest payment to be made on December 1, 2004 for the Interest Period from and including November 15, 2004 to but excluding December 1, 2004 (the "Initial Interest Period"). If any interest payment date for the Bonds of the 2009B Series falls on a day that is not a Business Day, the interest payment date will be the next succeeding Business Day. If the maturity date or any redemption date of the Bonds of the 2009B Series falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

      Bonds of the 2009B Series shall bear interest for each Interest Period other than the Initial Interest Period at a per annum rate determined by the Calculation Agent as described herein subject to a maximum interest rate of 12% per annum. The per annum interest rate with respect to the Bonds of the 2009B Series for each Interest Period other than the Initial Interest Period shall be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.40%; provided, however, that in certain circumstances described herein, the interest rate shall be determined in an alternative manner without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of Bonds of the 2009B Series, the Company and the Trustee.

      The per annum interest rate for the Initial Interest Period will be equal to the two-week LIBOR rate plus 0.40%. The two-week LIBOR rate shall be the rate for deposits in U.S. dollars having an index maturity of two weeks that appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on November 10, 2004.

      If the following circumstances exist on any Interest Determination Date (except relating to the Initial Interest Period), the Calculation Agent shall determine the interest rate for the Bonds of the 2009B Series as follows:

        In the event LIBOR cannot be determined (from the Moneyline Telerate service, as herein described) as of approximately 11:00 a.m. London time on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which Three Month Deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, at approximately 11:00 a.m. London time on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.40%.

        In the event LIBOR cannot be determined (from the Moneyline Telerate service, as herein described) and fewer than two Rate Quotations are available as provided in paragraph (i) above, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.40%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period shall be the same as the interest rate in effect for the immediately preceding Interest Period.

      Upon the request of a holder of Bonds of the 2009B Series, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

      Interest on the Bonds of the 2009B Series will be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by 360. All dollar amounts resulting from such calculations will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

      The person in whose name any Bond of the 2009B Series is registered on any Record Date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such Record Date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. Both principal of and interest on the Bonds of the 2009B Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee.

      The definitive Bonds of the 2009B Series may be issued in the form of Bonds engraved, printed, lithographed, or partly engraved and partly printed or lithographed, on steel engraved borders or typed.

      Upon compliance with the provisions of Section 3.10 of the Indenture and upon payment, at the option of the Company, of the charges provided in Section 3.11 of the Indenture, subject to the provisions of any legend set forth thereon, Bonds of the 2009B Series may be exchanged for a new Bond or Bonds of the said Series of different authorized denominations of like aggregate principal amount.

      The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2009B Series.

      Form of Bonds of the 2009B Series.

    The Bonds of the 2009B Series, and the Trustee's authentication certificate to be executed on the Bonds of the 2009B Series, shall be in substantially the following forms, respectively:

    [FORM OF FACE OF BOND OF THE 2009B SERIES]

    [depository legend]

    Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-__ $___________	CUSIP 29364L AR 3

    ENTERGY GULF STATES, INC.
    FIRST MORTGAGE BOND, FLOATING RATE SERIES
    DUE DECEMBER 1, 2009

    ENTERGY GULF STATES, INC., a Texas corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns, _________________ Dollars on December 1, 2009, and to pay interest thereon from November 15, 2004, if the date of this bond is prior to December 1, 2004, or, if the date of this bond is on or after December 1, 2004, from the March 1, June 1, September 1 or December 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof) at the per annum rate for the Initial Interest Period determined in accordance with the terms of the Indenture hereinafter mentioned and for each Interest Period other than the Initial Interest Period determined by the Calculation Agent on each Interest Determination Date, as such terms are defined in the Indenture hereinafter mentioned, on March 1, June 1, September 1 and December 1 of each year and at maturity (for the Interest Period from and including September 1, 2009 to but excluding December 1, 2009) or earlier redemption, until payment of the principal hereof. Subject to the Sixty-eighth Supplemental Indenture hereinafter mentioned, the interest so payable on any March 1, June 1, September 1 or December 1 will be paid to the person in whose name this bond is registered at the close of business on the Business Day next preceding such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this bond is registered on the date of payment of such defaulted interest. If any interest payment date for this bond falls on a day that is not a Business Day, the interest payment date will be the next succeeding Business Day. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

    Both principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture.

    This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

    The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

    IN WITNESS WHEREOF, Entergy Gulf States, Inc. has caused these presents to be executed in its corporate name, by facsimile signature or manually, by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer under its corporate seal or a facsimile thereof, all as of __________________.

    ENTERGY GULF STATES, INC.

    By:
    Vice President and Treasurer

    And By:
    Assistant Treasurer

    [SEAL]

    (FORM OF REVERSE OF BOND OF THE 2009B SERIES)

    ENTERGY GULF STATES, INC.
    FIRST MORTGAGE BOND, FLOATING RATE SERIES
    DUE DECEMBER 1, 2009 (Continued)

    This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except insofar as any sinking and/or improvement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures supplemental thereto, to and including a Sixty-eighth Supplemental Indenture dated as of November 15, 2004 to JPMorgan Chase Bank, N.A. as Trustee (herein sometimes called the Sixty-eighth Supplemental Indenture), to which Indenture of Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the Indenture) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

    The bonds of this series are redeemable at the option of the Company, in whole or in part, upon notice (which redemption may be made subject to the deposit of the redemption moneys with the Trustee prior to the date designated for redemption) mailed to each registered owner at its last address appearing on the bond register not less than 30 days nor more than 60 days prior to the date fixed for redemption, at any time on or after December 1, 2006, prior to the maturity of the bonds of this series, at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest on said bonds to the date of redemption.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of the bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

    This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

    The registered owner of this bond, at the option of said owner, may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

    If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in those cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

    No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

    (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR BONDS)

    TRUSTEE'S AUTHENTICATION CERTIFICATE

    This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

    JPMORGAN CHASE BANK, N.A.
    As Trustee

    By
    Authorized Officer

    Redemption Provisions for Bonds of the 2009B Series.

    The Bonds of the 2009B Series are not redeemable prior to December 1, 2006. The Bonds of the 2009B Series shall be redeemable at the option of the Company, in whole or in part, upon notice (which redemption may be made subject to the deposit of the redemption moneys with the Trustee prior to the date designated for redemption) mailed to each registered owner at its last address appearing on the Bond register not less than 30 days nor more than 60 days prior to the date fixed for redemption, at any time on or after December 1, 2006, prior to the maturity of the Bonds of the 2009B Series, at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest on such Bonds of the 2009B Series to the date of redemption.

    PART B.

    Bonds of the 2014E Series and
    Certain Provisions Relating Thereto.

      Terms of Bonds of the 2014E Series.

      There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be known as and entitled "First Mortgage Bonds, 5.60% Series due December 1, 2014". The principal amount of the Bonds of the 2014E Series shall not be limited except as provided in Section 3.01 of the Indenture, and except as may otherwise be provided in an indenture supplemental to the Indenture.

      The definitive Bonds of the 2014E Series shall be registered Bonds without coupons of the denominations of $1,000 and of such multiples of $1,000 as shall be authorized by written order of the Company, numbered R-1 consecutively upwards. Bonds of the 2014E Series may be issued in the first instance (until definitive Bonds to be issued in exchange therefor are prepared and ready for delivery) as temporary Bonds dated November 15, 2004, in denominations of $1,000 and of such multiples of $1,000 as shall have been authorized, as aforesaid, numbered TR-1 consecutively upwards, in substantially the form of Bond set forth in Section 1.03 B of this Sixty-eighth Supplemental Indenture, with changes therein appropriate to their character.

      Bonds of the 2014E Series shall be dated as provided in Section 3.05 of the Indenture. Notwithstanding the provisions of said Section 3.05, so long as there is no default in the payment of interest on Bonds of the 2014E Series existing at the time of the authentication hereinafter referred to, all Bonds of the 2014E Series authenticated by the Trustee between the record date (as hereinafter in this Section defined) for any interest payment date for Bonds of the 2014E Series and such interest payment date shall be dated the date of and shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of such interest due on such interest payment date, then any such Bond of the 2014E Series shall bear interest from the interest payment date next preceding the date of such Bond of the 2014E Series. The Bonds of the 2014E Series shall mature on December 1, 2014 and, beginning on November 15, 2004, shall bear interest at the rate of 5.60% per annum until the payment of the principal thereof, such interest to be payable semiannually on June 1 and December 1 in each year, commencing June 1, 2005, and at maturity or earlier redemption. If any interest payment date for the Bonds of the 2014E Series falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of the Bonds of the 2014E Series falls on a day that is not a Business Day, the payment of principal (and premium, if any) and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date. Interest on the Bonds of the 2014E Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The person in whose name any Bond of the 2014E Series is registered at the close of business on any record date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with regard to any interest payment date for Bonds of the 2014E Series shall mean the close of business on the Business Day next preceding such interest payment date; provided, however, if the Bonds of the 2014E Series are no longer registered in the name of DTC or its nominee, the term "record date" shall mean the close of business 15 calendar days next preceding such interest payment date. Both principal of and interest on the Bonds of the 2014E Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee.

      The definitive Bonds of the 2014E Series may be issued in the form of Bonds engraved, printed, lithographed, or partly engraved and partly printed or lithographed, on steel engraved borders or typed.

      Upon compliance with the provisions of Section 3.10 of the Indenture and upon payment, at the option of the Company, of the charges provided in Section 3.11 of the Indenture, subject to the provisions of any legend set forth thereon, Bonds of the 2014E Series may be exchanged for a new Bond or Bonds of the said Series of different authorized denominations of like aggregate principal amount.

      The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2014E Series.

      Form of Bonds of the 2014E Series.

    The Bonds of the 2014E Series, and the Trustee's authentication certificate to be executed on the Bonds of the 2014E Series, shall be in substantially the following forms, respectively:

    [FORM OF FACE OF BOND OF THE 2014E SERIES]

    [depository legend]

    Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-__ $___________	CUSIP 29364L AS 1

    ENTERGY GULF STATES, INC.
    FIRST MORTGAGE BOND, 5.60% SERIES
    DUE DECEMBER 1, 2014

    ENTERGY GULF STATES, INC., a Texas corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to _____________________, or registered assigns, ______________________ Dollars on December 1, 2014, and to pay interest thereon from November 15, 2004, if the date of this bond is prior to June 1, 2005, or, if the date of this bond is on or after June 1, 2005, from the June 1 or December 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof) at the rate of 5.60% per annum on the first of June and the first of December of each year, commencing June 1, 2005, and at maturity (for the period from and including June 1, 2014 to but excluding December 1, 2014) or earlier redemption, until payment of the principal hereof. Subject to the Sixty-eighth Supplemental Indenture hereinafter mentioned, the interest so payable on any June 1 or December 1 will be paid to the person in whose name this bond is registered at the close of business on the Business Day next preceding such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this bond is registered on the date of payment of such defaulted interest. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

    Both principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture.

    This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

    The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

    IN WITNESS WHEREOF, Entergy Gulf States, Inc. has caused these presents to be executed in its corporate name, by facsimile signature or manually, by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer under its corporate seal or a facsimile thereof, all as of _________________.

    ENTERGY GULF STATES, INC.

    By:
    Vice President and Treasurer

    And By:
    Assistant Treasurer

    [SEAL]

    (FORM OF REVERSE OF BOND OF THE 2014E SERIES)

    ENTERGY GULF STATES, INC.
    FIRST MORTGAGE BOND, 5.60% SERIES
    DUE DECEMBER 1, 2014 (Continued)

    This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except insofar as any sinking and/or improvement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures supplemental thereto, to and including a Sixty-eighth Supplemental Indenture dated as of November 15, 2004 to JPMorgan Chase Bank, N.A. as Trustee (herein sometimes called the Sixty-eighth Supplemental Indenture), to which Indenture of Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the Indenture) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

    The bonds of this series are redeemable at the option of the Company, in whole or in part, upon notice (which redemption may be made subject to the deposit of the redemption moneys with the Trustee prior to the date designated for redemption) mailed to each registered owner at its last address appearing on the bond register not less than 30 days nor more than 60 days prior to the date fixed for redemption, (i) at any time prior to December 1, 2006, at a redemption price equal to the greater of (a) 100% of the principal amount of such bonds of this series to be redeemed and (b) as determined by the Independent Investment Banker (as that term is defined in the Sixty-eighth Supplemental Indenture), the sum of (x) the present value of the payment on December 1, 2006 of the principal amount of such bonds of this series to be redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on such bonds of this series to be redeemed to December 1, 2006 (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as that term is defined in the Sixty-eighth Supplemental Indenture) plus 0.25%, and (ii) at any time on or after December 1, 2006, prior to maturity of such bonds of this series, at a redemption price equal to 100% of the principal amount of such bonds of this series to be redeemed, plus, in the case of clause (i) and (ii), accrued and unpaid interest thereon to such redemption date.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of the bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

    This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

    The registered owner of this bond, at the option of said owner, may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

    If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in those cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

    No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

    (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR BONDS)

    TRUSTEE'S AUTHENTICATION CERTIFICATE

    This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

    JPMORGAN CHASE BANK, N.A.
    As Trustee

    By:
    Authorized Officer

    Redemption Provisions for Bonds of the 2014E Series.

    The Bonds of the 2014E Series shall be redeemable at the option of the Company, in whole or in part, upon notice (which redemption may be made subject to the deposit of the redemption moneys with the Trustee prior to the date designated for redemption) mailed to each registered owner at its last address appearing on the Bond register not less than 30 days nor more than 60 days prior to the date fixed for redemption, (i) at any time prior to December 1, 2006, at a redemption price equal to the greater of (a) 100% of the principal amount of such Bonds of the 2014E Series to be redeemed and (b) as determined by the Independent Investment Banker, the sum of (x) the present value of the payment on December 1, 2006 of the principal amount of such Bonds of the 2014E Series to be redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on such Bonds of the 2014E Series to be redeemed to December 1, 2006 (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.25%, and (ii) at any time on or after December 1, 2006, prior to maturity of such Bonds of the 2014E Series, at a redemption price equal to 100% of the principal amount of such Bonds of the 2014E Series to be redeemed, plus, in the case of clause (i) and (ii), accrued and unpaid interest thereon to such redemption date.

    Adjusted Treasury Rate shall mean, with respect to any redemption date for the Bonds of the 2014E Series:

    (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 1, 2006, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

    (2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

    The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date for the Bonds of the 2014E Series.

    Business Day shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

    Comparable Treasury Issue shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to December 1, 2006 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to December 1, 2006.

    Comparable Treasury Price shall mean, with respect to any redemption date for the Bonds of the 2014E Series, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

    Independent Investment Banker shall mean one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

    Reference Treasury Dealer shall mean each of Barclays Capital Inc. and Keybanc Capital Markets, a Division of McDonald Investments Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

    Reference Treasury Dealer Quotations shall mean, with respect to each Reference Treasury Dealer and any redemption date of the Bonds of the 2014E Series, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

    PART C.

    Duration of Effectiveness of Article One.

    Section 1.01 through 1.02 of this article shall be of force and effect only so long as any Bonds of the 2009B Series are outstanding. Section 1.03 through 1.04 of this article shall be of force and effect only so long as any Bonds of the 2014E Series are outstanding.

    Restriction on Payment of Dividends on Common Stock, etc.

  Notwithstanding the provision of Section 9.10 of the Indenture that the covenants therein contained shall continue only so long as any of the Bonds of the 1976 Series shall remain outstanding, the Company hereby covenants that the covenants made by the Company in said Section 9.10 of the Indenture shall also continue so long as any Bonds of the 2009B Series or Bonds of the 2014E Series shall remain outstanding.

    This Sixty-eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Sixty-eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

    The recitals in this Sixty-eighth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

    Although this Sixty-eighth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 15, 2004, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

    In order to facilitate the recording or filing of this Sixty-eighth Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

    The words "herein", "hereof", "hereunder" and other words of similar import refer to this Sixty-eighth Supplemental Indenture. All other terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.

  SCHEDULE OF MORTGAGED PROPERTIES

  All of the following described property heretofore acquired by the Company but not hereto specifically described in the Indenture is hereby acknowledged as part of the trust estate.

      Real Property in the State of Texas.

None.

IN TESTIMONY WHEREOF, ENTERGY GULF STATES, INC. has caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed or a facsimile thereof printed hereon and attested by its Secretary or an Assistant Secretary, and JPMORGAN CHASE BANK, N.A. in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by its President or a Vice President and its seal to be hereunto affixed and attested by an Assistant Vice President or a Trust Officer, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.

ENTERGY GULF STATES, INC.

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

(CORPORATE SEAL)

Attest:

/s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary

/s/ Lloyd L. Drury, III
Lloyd L. Drury, III, Notary Public
Parish of Orleans, State of Louisiana
My Commission Expires at Death

Signed in the presence of:

/s/ Christina M. Edwards
Christina M. Edwards

/s/ Shannon K. Ryerson
Shannon K. Ryerson

JPMORGAN CHASE BANK, N.A.

By: /s/ James D. Heaney
James D. Heaney
Vice President

Attest:

/s/ Nicholas Sberlati
Nicholas Sberlati
Trust Officer

Before me

/s/ Emily Fayan
Emily Fayan
Notary Public, State of New York
No. 01FA4737006
Qualified in Kings County
Certificate Filed in New York County
Commission Expires December 31, 2005

Signed, sealed and delivered in the presence of:

/s/ Virginia Dominguez
Virginia Dominguez

/s/ Diane Darconte
Diane Darconte

ENTERGY GULF STATES, INC.

United States of America,
State of Louisiana, ss:
Parish of Orleans,

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the Parish and State aforesaid, hereby certify that, on this 10th day of November, 2004:

Before me personally appeared STEVEN C. McNEAL, Vice President and Treasurer, and CHRISTOPHER T. SCREEN, Assistant Secretary, of Entergy Gulf States, Inc., both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be Vice President and Treasurer, and Assistant Secretary, respectively, of said ENTERGY GULF STATES, INC., and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY GULF STATES, INC.

Before me personally came STEVEN C. McNEAL, to me known, who being by me duly sworn, did depose and say, that he resides in Mandeville, Louisiana; that he is Vice President and Treasurer of ENTERGY GULF STATES, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to or printed on said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Christina M. Edwards and Shannon K. Ryerson, competent witnesses, residing in said State, personally came and appeared STEVEN C. McNEAL and CHRISTOPHER T. SCREEN, Vice President and Treasurer, and Assistant Secretary, respectively, of ENTERGY GULF STATES, INC., a corporation created by and existing under the laws of the State of Texas, with its Texas domicile in the City of Beaumont, Texas, and said STEVEN C. McNEAL and CHRISTOPHER T. SCREEN declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of ENTERGY GULF STATES, INC., and have affixed the corporate seal of said Company to the same or caused it to be printed thereon, by and with the authority of the Board of Directors of said Company.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of November, 2004.

(Notarial Seal)

/s/ Lloyd L. Drury, III
Lloyd L. Drury, III, Notary Public
Parish of Orleans, State of Louisiana
My Commission Expires at Death

TRUSTEE

United States of America,
State of New York, ss:
County of New York,

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 15th day of November, 2004:

Before me personally appeared James D. Heaney, a Vice President of JPMORGAN CHASE BANK, N.A. and Nicholas Sberlati, a Trust Officer, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be a Vice President and a Trust Officer, respectively, of JPMORGAN CHASE BANK, N.A. and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed, and as the act and deed of JPMORGAN CHASE BANK, N.A.

Before me personally came James D. Heaney, to me known, who being by me duly sworn, did depose and say, that he resides in Langhorne, Pennsylvania; that he is a Vice President of JPMORGAN CHASE BANK, N.A., one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Virginia Dominguez and Diane Darconte, competent witnesses, residing in said state, personally came and James D. Heaney and Nicholas Sberlati, a Vice President and a Trust Officer, respectively, of JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States with a principal place of business in the City of New York, New York, and said James D. Heaney and Nicholas Sberlati, declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of JPMORGAN CHASE BANK, N.A. and have affixed the seal of JPMORGAN CHASE BANK, N.A. to the same by and with the authority of the Board of Directors of JPMORGAN CHASE BANK, N.A.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 15 th day of November, 2004.

(Notarial Seal)

 /s/ Emily Fayan
Emily Fayan
Notary Public, State of New York
No. 01FA4737006
Qualified in Kings County
Certificate Filed in New York County
Commission Expires December 31, 2005

AFFIDAVIT RELATING TO BUSINESS AND COMMERCE CODE
OF THE STATE OF TEXAS.

State of Louisiana,
Parish of Orleans, ss:

BEFORE ME, the undersigned authority, on this day personally appeared STEVEN C. McNEAL, affiant, who, being duly sworn, on his oath says:

(1) that he is Vice President and Treasurer of ENTERGY GULF STATES, INC.;

(2) that the above and foregoing Sixty-eighth Supplemental Indenture to which this certificate is annexed is an Indenture which by its terms subjects to the lien thereof property then owned and property to be acquired by said Company subsequent to the execution by it of said Indenture; and

(3) that the said ENTERGY GULF STATES, INC., which executed the aforesaid Sixty-eighth Supplemental Indenture, is a utility as defined in Section 35.01(a)(2) of the Business and Commerce Code of the State of Texas, namely, a person engaged in the State of Texas in the generation, transmission, distribution and sale of electric power.

WITNESS my hand and facsimile seal of said Corporation this 10th day of November, 2004.

(CORPORATE SEAL)

/s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer
of Entergy Gulf States, Inc.

SWORN TO AND SUBSCRIBED before me by the said STEVEN C. McNEAL, this 10th day of November, 2004, to certify which, witness my hand and seal of office.

(NOTARIAL SEAL)

/s/ Lloyd L. Drury, III
Lloyd L. Drury, III, Notary Public
Parish of Orleans, State of Louisiana
My Commission Expires at Death

State of Louisiana,
Parish of Orleans, ss:

BEFORE ME, the undersigned authority, on this day personally appeared STEVEN C. McNEAL, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Vice President and Treasurer of ENTERGY GULF STATES, INC. and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of November, 2004.

(NOTARIAL SEAL)

/s/ Lloyd L. Drury, III
Lloyd L. Drury, III, Notary Public
Parish of Orleans, State of Louisiana
My Commission Expires at Death

CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS OF
ENTERGY GULF STATES, INC. BY UNANIMOUS WRITTEN CONSENT
ON NOVEMBER 8, 2004

I, the undersigned, Assistant Secretary of ENTERGY GULF STATES, INC., hereby certify:

(1) That the Board of Directors of said Corporation acting by Unanimous Written Consent dated November 8, 2004 adopted the following resolution:

RESOLVED, that it is advisable and in the best interest of this Company to, and that the Company, enter into a Sixty-eighth Supplemental Indenture supplementing the Indenture for purposes, among others, of

(a) setting forth the respective description, forms and terms of the 2009 Bonds and the 2014 Bonds and additional respective covenants of the Company in that regard; and

(b) the Board of Directors hereby approves the form of said Sixty-eighth Supplemental Indenture and hereby authorizes the President or any Vice President of the Company to execute in the name and on behalf of the Company under its corporate seal or a facsimile thereof, attested by its Secretary or one of its Assistant Secretaries, and to acknowledge and deliver to the Trustee, a Sixty-eighth Supplemental Indenture with such changes in any part thereof not inconsistent with these resolutions as the signing officers shall approve, such approval to be evidenced conclusively by their signatures thereto.

(2) That the executed Sixty-eighth Supplemental Indenture to which this certificate is annexed is the Sixty-eighth Supplemental Indenture authorized by the foregoing resolution and that said resolution has not been amended or revoked and is now in full force and effect.

WITNESS my hand and facsimile seal of said Corporation this 10th day of November, 2004.

(CORPORATE SEAL)

/s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary of
Entergy Gulf States, Inc.

State of Louisiana,
Parish of Orleans, ss:

BEFORE ME, the undersigned authority, on this day personally appeared CHRISTOPHER T. SCREEN, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Assistant Secretary of ENTERGY GULF STATES, INC. and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of November, 2004.

((NOTARIAL SEAL)

/s/ Lloyd L. Drury, III
Lloyd L. Drury, III, Notary Public
Parish of Orleans, State of Louisiana
My Commission Expires at Death